Exhibit 10.52


Revocable Standby Letter of Credit No 200269
                                                                Salt Lake City,
Utah 84101
                                                                801.526.8300
                                                                800.635.5281
                                                                FAX 801.521.5455
                                                                FAX 801.363.8611
Date: March 28, 2002

Beneficiary                                   Applicant
National Union Fire Insurance Company         Rent-A-Wreck of America
of Pittsburgh, PA                             on behalf of Consolidated American
P.O. Box 923                                  Rental Insurance Company, Ltd.
New York, NY 10268                            10324 South Dolfield Road
Attn: Mr. Art Stillwell                       Owings Mill, Maryland 21117

Amount: $1,000,000.00

Expiry Date: March 31, 2003
             At Merrill Lynch Bank USA
             Letter of Credit Dept.
             15 W. South Temple, Ste. 300
             Salt Lake City, Utah 84101

Merrill Lynch Bank USA Irrevocable Standby Letter of Credit No: 200269

We hereby establish this Irrevocable Letter of Credit in favor of the aforesaid addressee National Union Fire Insurance Company of Pittsburgh, PA ("Beneficiary") for drawings up to United States Dollars One Million and No/100 ($1,000,000.00) affective immediately. This Letter of Credit is issued, presentable and payable at our office at 15 West South Temple, Suite 300, Salt Lake City, Utah 84101 and expires with our close of business day on March 31, 2003.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit number, for all or any part of this Credit if presented at our office specified in paragraph one on or before the expiry date or any automatically extended expiry date.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification, the obligation of Merrill Lynch Bank USA under this Letter of Credit is the individual obligation of Merrill Lynch Bank USA, and is in no way contingent upon reimbursement with respect hereto.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from expiry date hereof, or any future expiration date, unless at least thirty (30) days prior to any expiration date

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we notify you by registered mail that we elect not to consider this Letter of
Credit extended for any such additional period.

This Letter of Credit is subject to and governed by the laws of the State of New York, and the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 500) and, in the event of any conflict, the laws of the state of New York will control. If this Credit expires during an interruption of business as described in Article 17 of said Publication 500, the Bank hereby specifically agrees to effect payment if this Credit is drawn against within thirty days after the resumption of business.

Merrill Lynch Bank USA

By: /s/
    ---------------------------------

Title: Vice President
       ------------------------------

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